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                                                                    Exhibit 4.3D




                                JANUARY 31, 1979


INCORPORATED UNDER THE LAWS                         OF THE STATE OF CALIFORNIA
                              [Picture of Eagle]

        NUMBER                                                     SHARES

                                 DaMERT COMPANY

                      AUTHORIZED 5,000 SHARES COMMON STOCK


          IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


This Certifies that _______________________________________ is the registered holder of ______________________________________ Shares

                                 DaMERT COMPANY

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

  In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

          this ___________ day              of ______________  ___A.D. 19__
                                  [Seal]

/s/ Lynn McDonald                                 /s/ Frederick A. DaMert
_______________________                           __________________________
             Secretary                            Chairman        President